EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2004 (April 4, 2005 as to Note 5) relating to the financial statements of Seven Worldwide, Inc. (formerly known as Applied Graphics Technologies, Inc.), which report expresses an unqualified opinion with explanatory paragraphs on the adoption of the non-amortization and impairment provisions for goodwill and the presentation of the broadcast media distribution services business as a discontinued operation, appearing in the Current Report on Form 8-K/A of Schawk, Inc., dated April 18, 2005, as of October 9, 2003 and December 31, 2002 and for the period January 1, 2003, through October 9, 2003, and the year ended December 31, 2002.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.

DELOITTE & TOUCHE LLP /s/

October 25, 2005
New York, New York